Exhibit 99.1

                Greatbatch and Enpath Sign Definitive
                           Merger Agreement

   Proposed Transaction Expands Greatbatch CRM and Neurostimulation
                               Platform

   Conference Call and Webcast for Investors and Analysts Scheduled
                    for Today at 10:30 EDT/9:30 CDT

    CLARENCE, N.Y. & MINNEAPOLIS--(BUSINESS WIRE)--April 30, 2007--Greatbatch, Inc. (the "Company") (NYSE:GB) and Enpath Medical, Inc. (Nasdaq:NPTH) announced today that they have entered into a definitive merger agreement under which Greatbatch will acquire Enpath for $14.38 per share in cash, or approximately $102 million, including assumption of debt. Under the terms of the agreement, Greatbatch will commence a tender offer for all of Enpath's outstanding shares no later than May 8, 2007.

    The proposed transaction is subject to customary closing conditions and regulatory approvals and the tender of a majority of Enpath's outstanding shares, on a fully diluted basis. The purchase price will be funded out of Greatbatch's available cash and the transaction is not subject to financing conditions. The transaction is expected to close in late June and has been unanimously approved by the Boards of Directors of both companies.

    Based in Minneapolis, Enpath is a medical products company engaged in designing, developing, manufacturing and marketing single use medical device products for the cardiac rhythm management ("CRM"), neuromodulation and interventional radiology markets.

    Enpath's main product lines consist of the following:

    -- Venous vessel introducers and valved introducers that enable physicians to create a conduit through which they can insert infusion catheters, implantable ports and pacemaker leads into a blood vessel.

    -- Advanced delivery catheters that can be manipulated to enable the health care professional to access parts of the patient's anatomy that cannot be reached by traditional introducers.

    -- Implantable stimulation leads, adaptors and delivery systems for the cardiac and neuromodulation markets.

    Thomas Hook, Greatbatch President and CEO stated, "Enpath represents an exciting strategic opportunity that is complementary and further expands our product and service offerings to the CRM and Neurostimulation marketplace. This acquisition broadens our market reach into the vascular segment with the core introducer product line as well as adding several major new OEM customers. Clearly these factors support our long-term objective of customer and market diversification. We welcome the employees of Enpath to the Greatbatch team and look forward to working with them and their strong management team."

    Strategic Benefits of the Transaction to Greatbatch;

    --  Complements existing CRM business

    --  Offers greater ability to service the neurostimulation market

    --  Provides platform for organic and inorganic growth

    --  Diversifies both customer and market concentration

    -- Gain strong management team with regulatory and device experience

    --  Synergistic with current technical capabilities

    --  Accelerates sales growth rate

    --  Expected to be accretive to Greatbatch in 2008

    "We look forward to becoming part of the Greatbatch organization," said John C. Hertig, President and CEO of Enpath Medical, Inc. "Our strategies for product innovation and growth are nicely aligned and together we believe we can accelerate the delivery of new product offerings to our customers. Greatbatch's financial strength provides incremental funding for our product development pipeline initiatives. We believe this transaction provides a significant premium to our recent share price for Enpath's shareholders, career growth opportunities for our associates and expands our ability to service our customers."

    Enpath Medical will release financial results for the first quarter ended March 31, 2007 as scheduled on May 2, 2007. However, the conference call planned for that date has been cancelled. Enpath's Annual Shareholder Meeting, scheduled for 3:45 PM on Thursday, May 3, will proceed as scheduled but will not include an executive report on the Company's business.

    Advisors

    Banc of America Securities LLC is acting as financial advisor to Greatbatch and Hodgson Russ LLP is legal counsel. Greene Holcomb & Fisher LLC is acting as financial advisor to Enpath and Lindquist & Vennum PLLP is legal counsel to Enpath.

    Conference Call

    Greatbatch and Enpath will host a conference call for investors and analysts at 10:30 a.m. ET on Monday, April 30, 2007 to discuss today's announcement. The call may be accessed at 1-800-510-0219. The conference passcode is 17659112. The call will also be simultaneously webcast at www.greatbatch.com.

    Following the call, an audio replay will be available for seven days by dialing 1-888-286-8010, passcode 21347858.

    About Greatbatch

    Greatbatch, Inc. is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications.

    About Enpath Medical

    Enpath Medical, Inc., is a leader in the design, development, manufacture and marketing of percutaneous delivery systems and stimulation leads technologies.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements regarding the anticipated closing date of the above described acquisition, the expected effect of the acquisition on Greatbatch's earnings per share, operating margins, and sales growth, and its role in complementing and advancing Greatbatch's business. These statements are based on current expectations, forecasts and assumptions. Actual results could differ materially from those anticipated by these forward-looking statements as a result of a number of factors, some of which may be beyond Greatbatch's control. Among other things, these factors include the risk that the acquisition will not be completed or is delayed because the tender offer did not proceed as anticipated or closing conditions to the acquisition were not satisfied. Other factors include the possibility that the expected financial and strategic benefits of the transaction are not realized in a timely manner or not at all. For a further list and description of risks and uncertainties associated with Greatbatch's and Enpath Medical's businesses, see their reports filed with the Securities and Exchange Commission, including the "Risk Factors" section in each company's most recent annual report on Form 10-K. The companies disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

    Additional Information

    This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Enpath Medical. Greatbatch will be filing a Tender Offer Statement with the Securities and Exchange Commission (SEC) and Enpath Medical will be filing a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Enpath Medical shareholders are advised to read the Tender Offer Statement regarding the acquisition of Enpath Medical referenced in this news release, and the related Solicitation/Recommendation Statement, when those statements are made available to them. The Tender Offer Statement and the Solicitation/Recommendations Statement will contain important information that should be read carefully before any decision is made with respect to the offer. These documents will be made available to all shareholders of Enpath Medical at no expense to them. These documents will also be available at no charge on the SEC's web site at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from Enpath Medical, Inc. in writing at 2300 Berkshire Lane North, Minneapolis, MN 55441, or phone at (763) 951-8181.

    CONTACT: Greatbatch, Inc.
             Anthony Borowicz, 716-759-5809
             Treasurer and Director, Investor Relations tborowicz@greatbatch.com or
             Enpath Medical, Inc.
             Scott Youngstrom, 763-951-8181
             Vice President of Finance - Chief Financial Officer spy@enpathmed.com